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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-58259 of The Elder-Beerman Stores Corp. on Form S-8 of our report dated April 13, 2001, appearing in this report on Form 11-K of The Elder-Beerman Stores Corp. Financial Partnership Plan for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP

Dayton, Ohio
June 26, 2001